BLACKSKY REPORTS THIRD QUARTER 2025 RESULTS

Company Wins Over $60 Million in Contract Awards
Next Very-High Resolution Gen-3 Satellite is at the Launch Site
Company Maintains 2025 Outlook

HERNDON, VA – November 6, 2025 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the third quarter ended September 30, 2025.

“Strong international demand for our space-based intelligence solutions drove over $60 million in new contract awards,” said Brian E. O’Toole, BlackSky CEO. “Significant international opportunities for commercial imagery, analytics, and sovereign solutions are outpacing the near-term U.S. government business. Sovereign nations around the world are recognizing the best-in-class capability of our Gen-3 satellites at a time when they are increasing their budgets and accelerating acquisition cycles. With strong international demand, the success of Gen-3, the continued build out of our constellation, and our strengthened balance sheet, we are anticipating a strong Q4 and expect to take that momentum into 2026.”

Third Quarter Financial Highlights:
•Total revenue of $19.6 million
•Backlog of $322.7 million, with approximately 91% from international contracts
•Cash balance increases to $147.6 million as of September 30, 2025

Recent Highlights
•Won a multi-year contract valued at over $30 million with a strategic international defense customer to deliver high-cadence Gen-3 tactical ISR services at scale
•Won a new multimillion dollar contract and commenced delivery of Gen-3 imagery services to the U.S. government
•Awarded a seven-figure delivery order from the NGA Luno A program to provide AI-enabled change detection
•Signed a seven-figure space domain awareness expansion contract with HEO for fully-automated non-Earth imaging missions
•Continued to sign early access agreements for Gen-3 imagery and analytic services with new customers
•Next Gen-3 satellite is at the launch site with an anticipated launch in the coming weeks

Financial Results
Revenues

Total revenue for the third quarter of 2025 was $19.6 million, which reflected the Company’s expected reduction in the Electro-Optical Commercial Layer (EOCL) contract with NRO, along with other U.S. government budget uncertainties.

Cost of Sales(1)
Total cost of sales as a percentage of revenue was 35% for the third quarter of 2025, compared to 29% for the third quarter of 2024.

Operating Expenses
Operating expenses for the third quarter of 2025 were $29.6 million, which included $3.5 million of non-cash stock-based compensation expense and $7.9 million in depreciation and amortization expenses. Operating expenses for the third quarter of 2024 were $29.1 million, which included $2.4 million in non-cash stock-based compensation expense and $11.1 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the third quarter of 2025 were $18.2 million, compared to cash operating expenses of $15.6 million for the third quarter of 2024. The year-over-year increase of $2.6 million was primarily due to overhead expenses that were previously included in capitalized satellite assets purchased through our production contract with LeoStella, (now BlackSky Satellite Systems), as a third-party vendor.

Net Loss
Net loss for the third quarter of 2025 was $15.3 million, compared to a net loss of $12.6 million for the third quarter of 2024.

Adjusted EBITDA(2)
Adjusted EBITDA for the third quarter of 2025 was a loss of $4.5 million, compared to an adjusted EBITDA of $0.7 million for the third quarter of 2024. The year-over-year decrease was primarily due to lower EOCL revenues and overhead expenses related to the LeoStella operations acquired in November 2024.

Balance Sheet & Capital Expenditures
As of September 30, 2025, cash and cash equivalents, restricted cash, and short-term investments totaled $147.6 million, which includes $65.9 million in net cash proceeds from a convertible note offering completed in July and $10.8 million from the exercise of certain warrants. The Company has accumulated approximately $43.4 million in unbilled contract assets, of which $36.0 million is anticipated to be billed and received over the next 12 months. Capital expenditures for the third quarter of 2025 were $15.0 million, bringing the year-to-date total spend to $33.9 million.

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

2025 Outlook
The Company is maintaining its full-year 2025 guidance for revenue, adjusted EBITDA and capital expenditures.

The Company is not providing a reconciliation of projected Adjusted EBITDA to the most comparable GAAP measure because the Company is unable to predict with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such reconciliation without unreasonable effort. These items include, but are not limited to, stock-based compensation, income taxes, and depreciation and amortization, which are uncertain, depend on various factors, and could have a material impact on GAAP results.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EST. Senior management will review the third quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events”. A presentation accompanying the webcast can also be found on the investor relations website. The webcast and conference call will be archived on the investor relations website following completion of the call.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; unrealized (gain) loss on certain warrants/shares classified as derivative liabilities; loss on debt extinguishment; non-recurring transaction costs; severance; litigation, settlements, and related costs; and impairment and asset disposals. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, expectations regarding our EOCL contract with NRO and other U.S. government budget uncertainties, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, U.S. government budget uncertainties, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
bksypr@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Imagery & software analytical services	$15,782	$17,276	$50,593	$52,578
Professional & engineering services	3,836	5,273	20,768	19,145
Total revenue	19,618	22,549	71,361	71,723
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	4,329	3,682	11,607	10,559
Professional & engineering service costs, excluding depreciation and amortization	2,486	2,968	14,055	10,006
Selling, general and administrative	21,735	17,961	65,844	54,991
Research and development	30	43	292	785
Depreciation and amortization	7,864	11,125	22,308	33,586
Total costs and expenses	36,444	35,779	114,106	109,927
Operating loss	(16,826)	(13,230)	(42,745)	(38,204)
Gain (loss) on derivatives	8,386	3,574	(14,148)	8,593
Loss on debt extinguishment	(4,140)	—	(4,140)	—
Interest income	1,324	257	2,574	987
Interest expense	(4,037)	(3,142)	(10,889)	(8,805)
Other (expense) income, net	(8)	(22)	60	(19)
Loss before income taxes	(15,301)	(12,563)	(69,288)	(37,448)
Income tax expense	(39)	(28)	(104)	(350)
Net loss	(15,340)	(12,591)	(69,392)	(37,798)
Other comprehensive income	—	—	—	—
Total comprehensive loss	$(15,340)	$(12,591)	$(69,392)	$(37,798)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.44)	$(0.66)	$(2.11)	$(2.05)

Weighted average common shares outstanding - basic and diluted	35,194	19,120	32,843	18,394

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$28,815	$13,056
Restricted cash	1,103	1,322
Short-term investments	117,674	39,406
Accounts receivable, net of allowance of $69 and $45, respectively	3,969	14,701
Contract assets	36,040	27,852
Inventories	—	6,043
Prepaid expenses and other current assets	13,441	4,356
Total current assets	201,042	106,736
Property and equipment - net	72,865	45,613
Operating lease right of use assets - net	3,571	4,029
Goodwill	10,279	10,260
Intangible assets - net	4,858	5,446
Satellite work in process	79,552	80,601
Other assets	8,690	1,461
Total assets	$380,857	$254,146
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$11,934	$20,419
Contract liabilities - current	21,662	2,183
Debt - current portion	5,770	1,927
Other current liabilities	12,287	1,493
Total current liabilities	51,653	26,022
Operating lease liabilities	7,641	8,048
Derivative liabilities	26,784	17,964
Deferred revenue - long-term	14,063	—
Long-term debt - net of current portion	189,291	105,736
Other liabilities	369	2,387
Total liabilities	289,801	160,157
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 35,991 and 30,960 shares; outstanding, 35,695 shares and 30,663 shares as of September 30, 2025 and December 31, 2024, respectively.	4	3
Additional paid-in capital	816,632	750,174
Accumulated deficit	(725,580)	(656,188)
Total stockholders’ equity	91,056	93,989
Total liabilities and stockholders’ equity	$380,857	$254,146

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(69,392)	$(37,798)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	22,308	33,586
Operating lease right of use assets amortization	458	529
Loss on debt extinguishment	4,140	—
Bad debt expense	69	100
Stock-based compensation expense	10,005	8,244
Amortization of debt issuance costs and non-cash interest expense	3,581	6,727
Paid in kind interest at time of debt extinguishment	(29,079)	—
Capitalized interest	(484)	—
Loss (gain) on derivatives	14,148	(8,593)
Non-cash interest income	(1,760)	(630)
Loss on disposal of assets	203	44
Loss on impairment of assets	—	71
Changes in operating assets and liabilities:
Accounts receivable	10,663	(3,313)
Contract assets - current and long-term	(15,012)	(5,133)
Inventories	5,997	—
Prepaid expenses and other current assets	(9,085)	(1,148)
Other assets	(409)	2,525
Accounts payable and accrued liabilities	(8,359)	(967)
Other current liabilities	9,979	194
Contract liabilities - current and long-term	33,233	1,005
Other liabilities	(196)	(10)
Net cash used in operating activities	(18,992)	(4,567)
Cash flows from investing activities:
Purchase of property and equipment	(11,959)	(12,289)
Satellite work in process	(21,942)	(28,410)
Purchases of short-term investments	(120,509)	(13,488)
Proceeds from maturities of short-term investments	44,000	26,725
Net cash used in investing activities	(110,410)	(27,462)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	40,832	47,343
Proceeds from issuance of debt	185,000	20,000
Proceeds from options exercised and ESPP shares purchased	180	157
Proceeds from warrants exercised	10,753	—
Repayments of debt	(83,377)	(10,000)
Payments for debt issuance costs	(7,304)	(632)
Withholding tax payments on vesting of restricted stock units	(1,142)	(967)
Net cash provided by financing activities	144,942	55,901
Net increase in cash, cash equivalents, and restricted cash	15,540	23,872
Cash, cash equivalents, and restricted cash – beginning of year	14,378	33,434
Cash, cash equivalents, and restricted cash – end of period	$29,918	$57,306

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(15,340)	$(12,591)	$(69,392)	$(37,798)
Interest income	(1,324)	(257)	(2,574)	(987)
Interest expense	4,037	3,142	10,889	8,805
Income tax expense	39	28	104	350
Depreciation and amortization	7,864	11,125	22,308	33,586
Stock-based compensation expense	3,654	2,519	10,005	8,244
(Gain) loss on derivatives	(8,386)	(3,574)	14,148	(8,593)
Loss on debt extinguishment	4,140	—	4,140	—
Non-recurring transaction costs	224	228	1,255	228
Severance	77	78	409	219
Litigation, settlements, and related costs	485	(28)	700	137
Impairment and asset disposals	46	71	90	71
Adjusted EBITDA	$(4,484)	$741	$(7,918)	$4,262

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses	$29,629	$29,129	$88,444	$89,362
Stock-based compensation for selling, general and administrative costs	(3,482)	(2,377)	(9,527)	(7,747)
Depreciation and amortization	(7,864)	(11,125)	(22,308)	(33,586)
Cash operating expenses	$18,283	$15,627	$56,609	$48,029